UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director. On February 1, 2011, the board of directors of Bristow Group Inc. (the “Company” or “Bristow”) elected Stephen A. King to fill a vacancy created by the resignation of former director William P. Wyatt.  As previously reported on Bristow’s Form 8-K, filed January 18, 2011, Mr. King  was designated for election to the board by Caledonia Investments plc, one of Bristow’s shareholders, pursuant to a Master Agreement (see below) dated December 12, 1996 among Bristow, a predecessor in interest to Caledonia and certain other persons.  Mr. King was also named to the Audit  Committee.

Mr. King, age 50, a resident of England, currently serves as the Finance Director of Caledonia, a position he has held since December 2009.  From December 2002 to March 2009, Mr. King was Group Finance Director for De La Rue plc, the largest global printer of banknotes and commercial paper for central banks.  Mr. King joined Midlands Electricity plc, an international power distribution and generation group which later became GPU International Inc. (USA) in January 1997. He served there as Group Finance Director until December 2002.  Previously, Mr. King held senior financial positions in several companies, including Seeboard plc, a regional electric company, and Lucas Industries plc, an international automotive and aerospace engineering group.  Mr. King began his career as an accountant for Coopers & Lybrand (now Pricewaterhouse Coopers LLP).  Since 2005, Mr. King has also served as a non-executive director of Weir Group plc, a global engineering company specializing in the oil, gas and minerals sectors.

The Master Agreement provides that so long as Caledonia owns (1) at least 1,000,000 shares of common stock of Bristow or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, Caledonia will have the right to designate two persons for nomination to the Bristow board and to replace any directors so nominated.

Mr. King entered into an Indemnity Agreement with Bristow whereby, among other things, Bristow agrees to provide him with directors’ and officers’ liability insurance, indemnification against certain claims and the advancement of related expenses.  The foregoing is qualified in its entirety by reference the form of Indemnity Agreement attached hereto as Exhibit 10.1, which is herein incorporated by reference.  For information related to the transactions covered in Item 404(a) of Regulation S-K, see Section XIII - Other Matters - in Bristow’s Proxy Statement filed on June 17, 2010.

Compensation Increase.  On November 5, 2010, one of our named executive officers, Mr. Randall Stafford, was promoted to the position of Senior Vice President and General Counsel of the Company.  On January 31, 2011, the Compensation Committee of the Board of Directors of the Company approved an increase of the bonus target and maximum for Mr. Stafford under the Bristow Group Inc. Fiscal Year 2011 Annual Incentive Compensation Plan from 50% and 100% to 55% and 110% respectively, in recognition of his promotion. The increase was made effective as of November 5, the date of his promotion.

Bonus targets and maximums are expressed as a percentage of base salary. Please see “Compensation Discussion and Analysis — Annual Incentive Compensation” in our proxy statement on Schedule 14A filed June 18, 2009 for additional information on the 2010 Plan.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number                                                                Description of Exhibit
10.1	Indemnity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2011

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
Randall A. Stafford
Senior Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit Number                                                                Description of Exhibit
10.1	Indemnity Agreement.